American High-Income Trust
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$384,837
Class B	$23,439
Class C	$38,736
Class F1	$56,325
Class F2	$2,900
Total	$506,237
Class 529-A	$5,930
Class 529-B	$816
Class 529-C	$2,220
Class 529-E	$330
Class 529-F1	$270
Class R-1	$534
Class R-2	$5,809
Class R-3	$9,072
Class R-4	$6,060
Class R-5	$8,588
Total	$39,629

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4699
Class B	$0.4399
Class C	$0.4393
Class F1	$0.4700
Class F2	$0.4807
Class 529-A	$0.4687
Class 529-B	$0.4364
Class 529-C	$0.4367
Class 529-E	$0.4576
Class 529-F1	$0.4772
Class R-1	$0.4364
Class R-2	$0.4403
Class R-3	$0.4569
Class R-4	$0.4701
Class R-5	$0.4825

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	886,128
Class B	53,826
Class C	95,788
Class F1	128,013
Class F2	14,719
Total	1,178,474
Class 529-A	14,116
Class 529-B	1,977
Class 529-C	5,539
Class 529-E	822
Class 529-F1	620
Class R-1	1,360
Class R-2	14,158
Class R-3	22,118
Class R-4	13,776
Class R-5	21,895
Total	96,381

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$7.81
Class B	$7.81
Class C	$7.81
Class F1	$7.81
Class F2	$7.81
Class 529-A	$7.81
Class 529-B	$7.81
Class 529-C	$7.81
Class 529-E	$7.81
Class 529-F1	$7.81
Class R-1	$7.81
Class R-2	$7.81
Class R-3	$7.81
Class R-4	$7.81
Class R-5	$7.81